UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 4, 2007
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

4000 Smith Road Cincinnati, Ohio (Address of principal executive offices)	45209 (Zip Code)
Registrant’s telephone number, including area code: (513) 979-5782
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On October 11, 2007, First Financial Bancorp. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) disclosing the issuance of a press release announcing the formation of a long-term exclusive marketing agreement and the sale of its merchant payment processing portfolio to Metavante Corporation and expected to record a $5.5 million gain net of expenses or approximately 9 cents per share in the fourth quarter of 2007 as a result. This disclosure in the Original Report was erroneously filed under Item 2.01 (Completion of Acquisition or Disposition of Assets) rather than Item 8.01 (Other Events). The Company hereby corrects the use of Item 2.01 and replaces such reference in the Original Report with Item 8.01. The information previously reported under Item 2.01 of the Original Report is hereby incorporated by reference.
     Items 7.01 (Regulation FD Disclosure) and 9.01 (Exhibits) of the Original Report, and the press releases attached to the Original Report as Exhibits 99.1 and 99.2, remain unchanged.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.
	By:	/s/ J. Franklin Hall
J. Franklin Hall
Date: October 1, 2008		Executive Vice President and Chief Financial Officer

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